UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2002

CROWN CORK & SEAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2777	23-1526444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     215-698-5100

Crown Cork & Seal Company, Inc.

ITEM 5.	Other Events and Regulation FD Disclosure.

Crown Cork & Seal Company, Inc. (the “Company”) has completed the sale of an aggregate of 10,745,000 shares of common stock of Constar International Inc. (“Constar”) in an underwritten public offering. The Company sold 10,500,000 shares of Constar in the initial closing on November 20, 2002 and sold an additional 245,000 shares pursuant to the exercise of the underwriters’ over-allotment option on December 11, 2002. Following completion of the offering, the Company owned 1,255,000 shares of Constar common stock, representing approximately 10.5% of the outstanding shares. Total gross proceeds from the Company’s sale of Constar shares were approximately $129 million. Constar has used the proceeds of its concurrent senior subordinated notes offering and initial borrowings under its senior secured credit facility to repay its $350 million note to the Company. The Company has applied the proceeds from these transactions, net of expenses, to reduce its outstanding indebtedness by approximately $460 million.

The sale of the Constar common stock in the initial public offering is part of the Company’s strategy for improving its financial position and enhancing its ability to refinance or extend the maturity of its bank debt due in December 2003. Repayment of the Company’s scheduled obligations in 2003 and compliance with the agreements relating to its debt will be dependent upon the successful restructuring or refinancing of the Company’s debt. The Company is in discussions with financing sources concerning the restructuring or refinancing of its debt. However, there can be no assurance that the Company will be able to restructure or refinance its debt on a timely basis or on favorable terms.

In order to further reduce leverage and future cash interest payments, the Company may from time to time exchange shares of its common stock for the Company’s outstanding notes and debentures. The Company will evaluate any such transactions in light of then existing market conditions and may determine not to pursue such transactions.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information included herein consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made herein or the actual results of operations or financial condition of the Company to differ include, without limitation, the Company’s ability to restructure or refinance its debt or exchange shares of its common stock for outstanding debt securities on favorable terms or at all. Other factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2001 and in subsequent filings with the Securities and Exchange Commission. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Crown Cork & Seal Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Thomas A. Kelly
Thomas A. Kelly
Vice President and Corporate Controller

Date:  December 19, 2002